EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
First Quarter 2025 Results
Excellent Start to 2025; Record Quarterly Gross Margins
COSTA MESA, CALIFORNIA (May 6, 2025) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its first quarter ended March 29, 2025.
First Quarter 2025 Recap
•Net revenue was $194.1 million, an increase of 2% over Q1 2024
•Net income of $10.5 million (increase of 53% year-over-year), or $0.69 per diluted share, or 5.4% of revenue, up 180 bps year-over-year
•Non-GAAP adjusted net income of $12.6 million (increase of 21% year-over-year), or $0.83 per diluted share
•Gross margin of 26.6%, year-over-year growth of 200 bps
•Adjusted EBITDA of $30.9 million (increase of 13% year-over-year), or 15.9% of revenue, up 150 bps year-over-year
“An excellent start to 2025 for Ducommun as we continue to make good progress towards our VISION 2027 goals with record gross margins during the quarter along with strong Adjusted EBITDA margins. Net revenue grew 2% to $194.1 million driven by strength in our defense business which helped us overcome the anticipated weakness in commercial aerospace production rates along with destocking,” said Stephen G. Oswald, chairman, president and chief executive officer. “Defense in Q1 saw strong demand for select missiles, electronic warfare, military radar and military rotary-wing aircraft platforms along with new programs such as the Next Generation Jammer and AMRAAM ramping up. This did offset weaker demand on Boeing 737 MAX and commercial in-flight entertainment products.
“The Company also returned to normalized gross margin growth, expanding 200 bps year-over-year from 24.6% to 26.6%, a new quarterly record, which is an outstanding achievement. Adjusted EBITDA margins as well exceeded $30 million for the second time, expanding 150 bps year-over-year from 14.4% to 15.9%. The Adjusted EBITDA margins in Q1 again, reaffirms our current strategy and keeps Ducommun on track to meet the VISION 2027 financial goal of 18% Adjusted EBITDA.
“We continue to monitor the tariff environment on a real time basis but do not currently expect it to have a significant impact on our financial outlook. We are largely a U.S. manufacturer with U.S. workers and our domestic facilities generate more than 95% of Ducommun’s revenue. The other good news is we have limited supply chain exposure to China and are putting in plans to largely mitigate any raw materials tariff exposures through either duty exemptions on military products or by passing through to our customers under the terms of our contracts.
“In December 2022, we laid out our VISION 2027 Plan to investors and as we begin year three of the Plan in 2025, we are well positioned for another strong year towards the goals.”
First Quarter Results
Net revenue for the first quarter of 2025 was $194.1 million compared to $190.8 million for the first quarter of 2024. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$14.6 million higher revenue in the Company’s military and space end-use markets due to higher rates on selected missile, electronic warfare, radar, and rotary-wing platforms; partially offset by

•$8.2 million lower revenue in the Company’s commercial aerospace end-use markets due to lower revenues from Boeing 737 MAX and in-flight entertainment products, and lower rates on rotary-wing aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the first quarter of 2025 decreased $3.1 million compared to the first quarter of 2024 mainly due to the Company’s selective pruning of non-core business.
Net income for the first quarter of 2025 was $10.5 million, or 5.4% of revenue, or $0.69 per diluted share, compared to $6.8 million, or 3.6% revenue, or $0.46 per diluted share, for the first quarter of 2024. This reflects higher gross profit of $4.7 million and lower restructuring charges of $0.9 million, partially offset by higher selling, general and administrative (“SG&A”) expenses of $1.6 million.
Gross profit for the first quarter of 2025 was $51.6 million, or 26.6% of revenue, compared to gross profit of $46.9 million, or 24.6% of revenue, for the first quarter of 2024. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to favorable product mix and higher manufacturing volume.
Operating income for the first quarter of 2025 was $16.6 million, or 8.5% of revenue, compared to $12.6 million, or 6.6% of revenue, in the comparable period last year. The year-over-year increase of $4.0 million was primarily due to higher gross profit and lower restructuring charges, partially offset by higher SG&A expenses. Non-GAAP adjusted operating income for the first quarter of 2025 was $19.2 million, or 9.9% of revenue, compared to $17.1 million, or 9.0% of revenue, in the comparable period last year. The year-over-year increase was primarily due to higher GAAP operating income, partially offset by lower add backs of restructuring charges and inventory purchase accounting adjustments.
Adjusted EBITDA for the first quarter of 2025 was $30.9 million, or 15.9% of revenue, compared to $27.4 million, or 14.4% of revenue, for the comparable period in 2024.
Interest expense for the first quarter of 2025 was $3.3 million compared to $3.9 million in the comparable period of 2024. The year-over-year decrease was primarily due lower interest rates along with a lower debt balance.
During the first quarter of 2025, the net cash provided by operations was $0.8 million compared to net cash used in operations of $1.6 million during the first quarter of 2024. The higher net cash provided by operations during the first quarter of 2025 was primarily due to a smaller increase in contract assets, smaller increase in inventories, and higher net income, partially offset by higher accounts receivable and a smaller increase in accounts payable.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended March 29, 2025 was $109.7 million, compared to $107.5 million for the first quarter of 2024. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$12.3 million higher revenue within the Company’s military and space end-use markets due to higher rates on electronic warfare and selected missiles and radar platforms; partially offset by
•$7.0 million lower revenue in the Company’s commercial aerospace end-use markets due to lower in-flight entertainment revenues and lower rates on large aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the first quarter of 2025 decreased $3.1 million compared to the first quarter of 2024 mainly due to the Company’s selective pruning of non-core business.
Electronic Systems segment operating income for the quarter ended March 29, 2025 was $18.1 million, or 16.5% of revenue, compared to $19.0 million, or 17.6% of revenue, for the comparable quarter in 2024. The year-over-year decrease of $0.8 million was primarily due to lower manufacturing volume and higher other manufacturing costs, partially offset by favorable product mix. Non-GAAP adjusted operating income for the first quarter of 2025 was $18.6 million, or 16.9% of revenue, compared to $19.8 million, or 18.4% of revenue, in the comparable period last year.

Structural Systems
Structural Systems segment net revenue for the quarter ended March 29, 2025 was $84.4 million, compared to $83.3 million for the first quarter of 2024. The year-over-year increase was primarily due to the following:
•$2.3 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected rotary-wing aircraft platforms, partially offset by lower rates on selected fixed-wing aircraft platforms; partially offset by
•$1.3 million lower revenue within the Company’s commercial aerospace end-use markets due to lower revenues from Boeing 737 MAX and lower rates on rotary-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended March 29, 2025 was $10.4 million, or 12.3% of revenue, compared to $2.9 million, or 3.4% of revenue, for the comparable quarter in 2024. The year-over-year increase of $7.5 million was primarily due to higher manufacturing volume, favorable product mix, and lower other manufacturing costs. Non-GAAP adjusted operating income for the first quarter of 2025 was $12.6 million, or 14.9% of revenue, compared to $6.5 million, or 7.8% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the first quarter of 2025 were $11.9 million, or 6.1% of total Company revenue, compared to $9.2 million, or 4.8% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher compensation and benefits costs of $1.7 million and higher other corporate expenses of $0.9 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, May 6, 2025 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register-conf.media-server.com/register/BIb00f26d7d4184a3a9f208e19f2f8750b
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q1 2025 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's VISION 2027 Strategy and its progress towards the goals stated therein, as well as expectations relating to the impact of tariffs on the Company's financial outlook. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the possibility of labor disruptions adversely affecting our business; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, May 6, 2025, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, and inventory purchase accounting adjustments), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP net income, non-GAAP earnings per share, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
The Company defines backlog as customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein may or may not be greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond the Company’s control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in some of the Company’s programs.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 29, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$30,732	$37,139
Accounts receivable, net	119,154	109,716
Contract assets	210,897	200,584
Inventories	197,414	196,881
Production cost of contracts	6,699	6,802
Other current assets	13,641	16,959
Total Current Assets	578,537	568,081
Property and Equipment, Net	109,075	109,812
Operating Lease Right-of-Use Assets	26,423	28,611
Goodwill	244,600	244,600
Intangibles, Net	145,403	149,591
Deferred income taxes	4,245	2,239
Other Assets	20,332	23,167
Total Assets	$1,128,615	$1,126,101
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$80,290	$75,784
Contract liabilities	37,496	34,445
Accrued and other liabilities	34,365	44,214
Operating lease liabilities	8,721	8,531
Current portion of long-term debt	12,500	12,500
Total Current Liabilities	173,372	175,474
Long-Term Debt, Less Current Portion	229,920	229,830
Non-Current Operating Lease Liabilities	19,103	21,284
Other Long-Term Liabilities	13,213	16,983
Total Liabilities	435,608	443,571
Commitments and Contingencies
Shareholders’ Equity
Common Stock	149	148
Additional Paid-In Capital	219,842	217,523
Retained Earnings	463,986	453,475
Accumulated Other Comprehensive Income	9,030	11,384
Total Shareholders’ Equity	693,007	682,530
Total Liabilities and Shareholders’ Equity	$1,128,615	$1,126,101

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net Revenues	$194,114	$190,847
Cost of Sales	142,517	143,904
Gross Profit	51,597	46,943
Selling, General and Administrative Expenses	34,594	32,951
Restructuring Charges	426	1,370
Operating Income	16,577	12,622
Interest Expense	(3,263)	(3,883)
Income Before Taxes	13,314	8,739
Income Tax Expense	2,803	1,890
Net Income	$10,511	$6,849
Earnings Per Share
Basic earnings per share	$0.71	$0.47
Diluted earnings per share	$0.69	$0.46
Weighted-Average Number of Common Shares Outstanding
Basic	14,856	14,694
Diluted	15,177	14,937

Gross Profit %	26.6%	24.6%
SG&A %	17.9%	17.3%
Operating Income %	8.5%	6.6%
Net Income %	5.4%	3.6%
Effective Tax Rate	21.1%	21.6%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 29, 2025	March 30, 2024
GAAP net income	$10,511	$6,849
Non-GAAP Adjustments:
Interest expense	3,263	3,883
Income tax expense	2,803	1,890
Depreciation	4,277	4,016
Amortization	4,307	4,337
Stock-based compensation expense (1)	5,347	4,258
Restructuring charges	426	1,370
Inventory purchase accounting adjustments	—	791
Adjusted EBITDA	$30,934	$27,394
Net income as a % of net revenues	5.4%	3.6%
Adjusted EBITDA as a % of net revenues	15.9%	14.4%
(1) The three months ended March 29, 2025 and March 30, 2024 included $0.8 million and $1.4 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three months ended March 29, 2025 and March 30, 2024 each included less than $0.1 million of stock-based compensation expense recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	% Change	March 29, 2025	March 30, 2024	% of Net Revenues 2025	% of Net Revenues 2024
Net Revenues
Electronic Systems	2.1%	$109,746	$107,539	56.5%	56.3%
Structural Systems	1.3%	84,368	83,308	43.5%	43.7%
Total Net Revenues	1.7%	$194,114	$190,847	100.0%	100.0%
Segment Operating Income
Electronic Systems		$18,131	$18,969	16.5%	17.6%
Structural Systems		10,384	2,868	12.3%	3.4%
		28,515	21,837
Corporate General and Administrative Expenses (1)		(11,938)	(9,215)	(6.1)%	(4.8)%
Total Operating Income		$16,577	$12,622	8.5%	6.6%
Adjusted EBITDA
Electronic Systems
Operating Income		$18,131	$18,969
Depreciation and Amortization		3,566	3,632
Stock-Based Compensation Expense (2)		77	80
Restructuring Charges		90	459
		21,864	23,140	19.9%	21.5%
Structural Systems
Operating Income		10,384	2,868
Depreciation and Amortization		4,916	4,662
Stock-Based Compensation Expense (3)		179	86
Restructuring Charges		336	911
Inventory Purchase Accounting Adjustments		—	791
		15,815	9,318	18.7%	11.2%
Corporate General and Administrative Expenses (1)
Operating loss		(11,938)	(9,215)
Depreciation and Amortization		102	59
Stock-Based Compensation Expense (4)		5,091	4,092
		(6,745)	(5,064)
Adjusted EBITDA		$30,934	$27,394	15.9%	14.4%
Capital Expenditures
Electronic Systems		$2,265	$796
Structural Systems		2,114	1,524
Corporate Administration		13	2,425
Total Capital Expenditures		$4,392	$4,745
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three months ended March 29, 2025 and March 30, 2024 each included less than $0.1 million of stock-based compensation expense recorded as cost of sales.
(3)The three months ended March 29, 2025 and March 30, 2024 included less than $0.1 million and $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales.
(4)The three months ended March 29, 2025 and March 30, 2024 included $0.8 million and $1.4 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
GAAP To Non-GAAP Operating Income	March 29, 2025	March 30, 2024	% of Net Revenues 2025	% of Net Revenues 2024
GAAP operating income	$16,577	$12,622

GAAP operating income - Electronic Systems	$18,131	$18,969
Adjustments to GAAP operating income - Electronic Systems:
Restructuring charges	90	459
Amortization of acquisition-related intangible assets	373	373
Total adjustments to GAAP operating income - Electronic Systems	463	832
Non-GAAP adjusted operating income - Electronic Systems	18,594	19,801	16.9%	18.4%

GAAP operating income - Structural Systems	10,384	2,868
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	336	911
Inventory purchase accounting adjustments	—	791
Amortization of acquisition-related intangible assets	1,859	1,934
Total adjustments to GAAP operating income - Structural Systems	2,195	3,636
Non-GAAP adjusted operating income - Structural Systems	12,579	6,504	14.9%	7.8%

GAAP operating loss - Corporate	(11,938)	(9,215)
Adjustments to GAAP Operating Income - Corporate
Total adjustments to GAAP Operating Income - Corporate	—	—
Non-GAAP adjusted operating loss - Corporate	(11,938)	(9,215)
Total non-GAAP adjustments to GAAP operating income	2,658	4,468
Non-GAAP adjusted operating income	$19,235	$17,090	9.9%	9.0%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
GAAP To Non-GAAP Net Income	March 29, 2025	March 30, 2024
GAAP net income	$10,511	$6,849
Adjustments to GAAP net income:
Restructuring charges	426	1,370
Inventory purchase accounting adjustments	—	791
Amortization of acquisition-related intangible assets	2,232	2,307
Total adjustments to GAAP net income before provision for income taxes	2,658	4,468
Income tax effect on non-GAAP adjustments (1)	(532)	(894)
Non-GAAP adjusted net income	$12,637	$10,423

	Three Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	March 29, 2025	March 30, 2024
GAAP diluted earnings per share (“EPS”)	$0.69	$0.46
Adjustments to GAAP diluted EPS:
Restructuring charges	0.03	0.09
Inventory purchase accounting adjustments	—	0.05
Amortization of acquisition-related intangible assets	0.15	0.16
Total adjustments to GAAP diluted EPS before provision for income taxes	0.18	0.30
Income tax effect on non-GAAP adjustments (1)	(0.04)	(0.06)
Non-GAAP adjusted diluted EPS	$0.83	$0.70

Shares used for non-GAAP adjusted diluted EPS	15,177	14,937
(1) Effective tax rate of 20.0% used for both 2025 and 2024 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	March 29, 2025	December 31, 2024
Consolidated Ducommun
Military and space	$619,701	$624,785
Commercial aerospace	411,059	415,905
Industrial	22,805	20,129
Total	$1,053,565	$1,060,819
Electronic Systems
Military and space	$451,366	$459,546
Commercial aerospace	92,165	76,291
Industrial	22,805	20,129
Total	$566,336	$555,966
Structural Systems
Military and space	$168,335	$165,239
Commercial aerospace	318,894	339,614
Total	$487,229	$504,853
* Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of March 29, 2025 were $986.0 million. The Company defines backlog as customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of March 29, 2025 was $1,053.6 million compared to $1,060.8 million as of December 31, 2024.